Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Record Annual and Fourth Quarter 2019 Earnings

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $8.6 million for the fourth quarter of 2019, a 10.4% increase over net income of $7.8 million for the fourth quarter of 2018. Net income per diluted common share for the fourth quarter of 2019 was $0.29, a 14.0% increase, compared to $0.25  per diluted common share for the same period in 2018.

“We are pleased to announce record earnings for the fourth quarter and full year of 2019, which reflects the hard work and dedication of our BWB team,” noted Chairman, Chief Executive Officer, and President, Jerry Baack. “We continue to work diligently to grow both sides of the balance sheet as demonstrated by the Company’s annual, organic growth of 14.8% in gross loans and 16.8% in deposits. Despite this challenging rate environment, we are encouraged by our net interest margin stabilization as we actively manage our deposit costs lower. As our loan trajectory continues, asset quality remains strong with our nonperforming assets to total assets ratio at just 0.02% at the end of the year. Heading into 2020, we look forward to further technology investments aimed at enhancing our current client experience and servicing prospective clients attracted to our responsive support and simple solutions. We are grateful to be operating within the vibrant Twin Cities market and continue to brand ourselves as the only locally led, publicly traded community bank.”

Fourth Quarter 2019 Financial Results

		Diluted	Nonperforming	Adjusted	Tangible book
ROA	ROE	Earnings per share	assets to total assets	efficiency ratio (1)	value per share (2)
1.53%	14.16%	$0.29	0.02%	44.3%	$8.33

(1)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Linked-Quarter Highlights

•	Net income was $8.6 million for the fourth quarter of 2019, compared to $7.8 million for the third quarter of 2019, an increase of $766,000, or 9.8%.

•	Diluted earnings per common share for the fourth quarter of 2019 were $0.29, compared to $0.27 for the third quarter of 2019, an increase of 9.6%.

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the fourth quarter of 2019 were 1.53% and 14.16%, respectively, compared to annualized ROA and ROE of 1.43% and 13.31%, respectively, for the third quarter of 2019.

•	The ratio of nonperforming assets to total assets was 0.02% at December 31, 2019, compared to 0.04% at September 30, 2019.

•

The adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 44.3% for the fourth quarter of 2019, compared to 42.9% for the third quarter of 2019.

Annual 2019 Highlights

•	Net income was $31.4 million for the year ended December 31, 2019, compared to $26.9 million for the year ended December 31, 2018, an increase of 16.7%.

•	Diluted earnings per common share for the year ended December 31, 2019 were $1.05, compared to $0.91 for the year ended December 31, 2018, an increase of 14.5%.

•	ROA and ROE for the year ended December 31, 2019 were 1.49% and 13.50%, respectively, compared to ROA and ROE of 1.51% and 13.87%, respectively, for the year ended December 31, 2018.

•	Tangible book value per share, a non-GAAP financial measure, was $8.33 at December 31, 2019, compared to $7.22 at December 31, 2018, an increase of 15.3%.

•	Gross loans increased $247.1 million, or 14.8%, at December 31, 2019, compared to December 31, 2018.

•	Deposits increased $262.4 million, or 16.8%, at December 31, 2019, compared to December 31, 2018.

•	Net loan charge-offs as a percent of average loans was 0.01% for the year ended December 31, 2019, compared to 0.00% for the year ended December 31, 2018.

•	The ratio of nonperforming assets to total assets decreased to 0.02% at December 31, 2019, compared to 0.03% at December 31, 2018.

•	The adjusted efficiency ratio, a non-GAAP financial measure was 43.3% for the year ended December 31, 2019, compared to 41.7% for the year ended December 31, 2018.

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Per Common Share Data (1)
Basic Earnings Per Share	$0.30	$0.27	$0.26	$1.07	$0.93
Diluted Earnings Per Share	0.29	0.27	0.25	1.05	0.91
Book Value Per Share	8.45	8.20	7.34
Tangible Book Value Per Share (2)	8.33	8.08	7.22
Basic Weighted Average Shares Outstanding	28,833,576	28,820,144	30,072,003	29,358,644	29,001,393
Diluted Weighted Average Shares Outstanding	29,561,103	29,497,961	30,506,824	29,996,776	29,436,214
Shares Outstanding at Period End	28,973,572	28,781,162	30,097,274

Selected Performance Ratios
Return on Average Assets (Annualized)	1.53%	1.43%	1.58%	1.49%	1.51%
Return on Average Common Equity (Annualized)	14.16	13.31	14.30	13.50	13.87
Return on Average Tangible Common Equity (Annualized) (2)	14.37	13.52	14.55	13.72	14.15
Yield on Interest Earning Assets	5.01	4.98	4.96	5.01	4.88
Yield on Total Loans, Gross	5.33	5.32	5.27	5.31	5.23
Cost of Interest Bearing Liabilities	1.96	2.04	1.92	2.03	1.65
Cost of Total Deposits	1.34	1.42	1.32	1.42	1.12
Net Interest Margin (3)	3.65	3.56	3.62	3.59	3.72
Efficiency Ratio (2)	49.6	45.6	60.0	47.4	46.5
Adjusted Efficiency Ratio (4)	44.3	42.9	42.1	43.3	41.7
Noninterest Expense to Average Assets (Annualized)	1.87	1.66	2.25	1.75	1.78
Adjusted Noninterest Expense to Average Assets (Annualized) (4)	1.67	1.56	1.58	1.59	1.59
Loan to Deposit Ratio	104.9	102.4	106.7
Core Deposits to Total Deposits	80.7	79.9	75.8
Tangible Common Equity to Tangible Assets (2)	10.65	10.43	11.03

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	11.01%	10.88%	10.82%
Tier 1 Risk-based Capital Ratio	11.72	11.61	11.63
Total Risk-based Capital Ratio	12.16	12.44	12.76

(1)

Includes shares of common stock and non-voting common stock. On October 25, 2018, the Company exchanged shares of common stock for all of the outstanding shares of non-voting common stock. Following the exchange, no shares of non-voting common stock were outstanding.

(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Selected Financial Data

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Selected Balance Sheet Data
Total Assets	$2,268,830	$2,232,339	$2,123,631	$2,048,111	$1,973,741
Total Loans, Gross	1,912,038	1,846,218	1,784,903	1,723,629	1,664,931
Allowance for Loan Losses	22,526	22,124	21,362	20,607	20,031
Goodwill and Other Intangibles	3,487	3,535	3,582	3,630	3,678

Deposits	1,823,310	1,802,236	1,699,265	1,643,666	1,560,934
Tangible Common Equity (1)	241,307	232,524	225,555	228,145	217,320
Total Shareholders' Equity	244,794	236,059	229,137	231,775	220,998
Average Total Assets - Quarter-to-Date	2,221,370	2,168,909	2,069,707	2,011,174	1,948,909
Average Common Equity - Quarter-to-Date	240,188	232,590	231,374	225,844	215,254

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2018	2019	2018
Selected Income Statement Data
Interest Income	$27,419	$26,572	$23,988	$103,778	$85,226
Interest Expense	7,491	7,637	6,546	29,646	20,488
Net Interest Income	19,928	18,935	17,442	74,132	64,738
Provision for Loan Losses	600	900	800	2,700	3,575
Net Interest Income after Provision for Loan Losses	19,328	18,035	16,642	71,432	61,163
Noninterest Income	1,112	946	857	3,826	2,543
Noninterest Expense	10,489	9,084	11,040	36,932	31,562
Income Before Income Taxes	9,951	9,897	6,459	38,326	32,144
Provision (Benefit) for Income Taxes	1,380	2,092	(1,302)	6,923	5,224
Net Income	$8,571	$7,805	$7,761	$31,403	$26,920

Income Statement

Net Interest Income

Net interest income was $19.9 million for the fourth quarter of 2019,  an increase of $993,000, or 5.2%, from $18.9 million in the third quarter of 2019, and an increase of $2.5 million, or 14.3%, from  $17.4 million in the fourth quarter of 2018.  The linked-quarter increase in net interest income was due to growth in average interest earning assets, as well as a change in the mix of interest earning assets.  The year-over-year increase in net interest income was largely attributable to growth in average interest earning assets, which increased by  $249.9 million, or 12.9%, to $2.19 billion for the fourth quarter of 2019, from $1.94 billion for the fourth quarter of 2018. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the fourth quarter of 2019 was 3.65%, a 9 basis point increase from 3.56% in the third quarter of 2019, and a  3 basis point increase from 3.62% in the fourth quarter of 2018. The linked-quarter increase in net interest margin can be attributed to an increase in loan fee income and lower rates paid on deposits. The year-over-year increase in net interest margin can be largely attributed to an increase in interest and fees earned on loans which outpaced the higher rates paid on deposits and borrowings.

Interest income was $27.4 million for the fourth quarter of 2019, an increase of $847,000, or 3.2%, from $26.6 million in the third quarter of 2019, and an increase of  $3.4 million, or 14.3%, from $24.0 million in the fourth quarter of 2018. The yield on interest earning assets (on a fully tax-equivalent basis) was 5.01% in the fourth quarter of 2019, compared to 4.98% in the third quarter of 2019, and 4.96% in the fourth quarter of 2018.

Loan interest income and loan fees remain the primary contributing factors to the linked-quarter and year-over-year increases in yield on interest earning assets, driving the aggregate loan yield to 5.33% in the fourth quarter of 2019, which is 1 basis point higher than 5.32% in the third quarter of 2019, and 6 basis points higher than 5.27% in the fourth quarter of 2018. While deferred loan fees are regularly amortized into income, fluctuations in the level of loan fees recognized can vary based on prepayments and other factors. Increased loan fees recognized in the fourth quarter of 2019 in comparison to the third quarter of 2019 and the fourth quarter of 2018 were primarily due to the accelerated recognition of deferred fees on loans that were paid off prior to maturity.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest	5.00%	5.07%	5.10%	5.07%	4.98%
Fees	0.33	0.25	0.23	0.20	0.29
Yield on Loans	5.33%	5.32%	5.33%	5.27%	5.27%

Interest expense was $7.5 million for the fourth quarter of 2019, a decrease of $146,000, or 1.9%, from $7.6 million in the third quarter of 2019, and an increase of $945,000, or 14.4%, from $6.5 million in the fourth quarter of 2018. The cost of interest bearing liabilities decreased to 1.96% in the fourth quarter of 2019 from 2.04% in the third quarter of 2019, primarily due to lower rates paid on deposits, particularly on savings and money market accounts.  On a year-over-year basis, the cost of interest bearing liabilities was up 4 basis points from 1.92% in the fourth quarter of 2018 to 1.96% in the fourth quarter of 2019 due to higher costs and repricing of deposits and borrowings during the period. Local market competition for deposits remains fierce, driving top of market rates to remain competitive on interest bearing deposits.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended December 31, 2019,  September 30, 2019 and December 31, 2018 is as follows:

	For the Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$45,818	$150	1.30%	$73,970	$346	1.86%	$21,249	$63	1.18%
Investment Securities:
Taxable Investment Securities	168,911	1,228	2.88	151,319	1,095	2.87	140,858	918	2.59
Tax-Exempt Investment Securities (1)	95,015	1,019	4.26	95,575	1,031	4.28	114,356	1,196	4.15
Total Investment Securities	263,926	2,247	3.38	246,894	2,126	3.42	255,214	2,114	3.29
Loans (2)	1,872,234	25,132	5.33	1,805,920	24,220	5.32	1,654,415	21,978	5.27
Federal Home Loan Bank Stock	7,947	103	5.13	8,111	96	4.72	7,759	83	4.24
Total Interest Earning Assets	2,189,925	27,632	5.01%	2,134,895	26,788	4.98%	1,938,637	24,238	4.96%
Noninterest Earning Assets	31,445			34,014			10,272
Total Assets	$2,221,370			$2,168,909			$1,948,909
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	257,777	503	0.77%	250,667	511	0.81%	173,825	197	0.45%
Savings and Money Market Deposits	487,424	1,963	1.60	453,340	2,080	1.82	426,185	1,675	1.56
Time Deposits	353,351	2,151	2.41	359,329	2,229	2.46	301,372	1,633	2.15
Brokered Deposits	243,358	1,447	2.36	242,600	1,389	2.27	265,523	1,614	2.41
Federal Funds Purchased	3,011	14	1.82	—	—	—	50,228	315	2.49
Notes Payable	13,000	123	3.75	13,500	127	3.73	15,000	152	4.02
FHLB Advances	136,554	897	2.61	143,690	908	2.51	95,467	559	2.32
Subordinated Debentures	24,725	393	6.31	24,699	393	6.31	24,621	401	6.46
Total Interest Bearing Liabilities	1,519,200	7,491	1.96%	1,487,825	7,637	2.04%	1,352,221	6,546	1.92%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	451,265			434,021			370,792
Other Noninterest Bearing Liabilities	10,717			14,473			10,642
Total Noninterest Bearing Liabilities	461,982			448,494			381,434
Shareholders' Equity	240,188			232,590			215,254
Total Liabilities and Shareholders' Equity	$2,221,370			$2,168,909			$1,948,909
Net Interest Income / Interest Rate Spread		20,141	3.05%		19,151	2.94%		17,692	3.04%
Net Interest Margin (3)			3.65%			3.56%			3.62%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(213)			(216)			(250)
Net Interest Income		$19,928			$18,935			$17,442

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.

(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $600,000 for the fourth quarter of 2019, a decrease of $300,000 from $900,000 for the third quarter of 2019, and a decrease of $200,000 from  $800,000 for the fourth quarter of 2018. The decrease in both periods was attributable to the strong asset quality and consistent performance of the loan portfolio within the diversified Twin Cities economy.

The following table presents a reconciliation of the Company’s allowance for loan losses for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$22,124	$21,362	$18,949	$20,031	$16,502
Provision for Loan Losses	600	900	800	2,700	3,575
Charge-offs	(205)	(144)	(37)	(388)	(421)
Recoveries	7	6	319	183	375
Balance at End of Period	$22,526	$22,124	$20,031	$22,526	$20,031

Noninterest Income

Noninterest income was $1.1 million for the fourth quarter of 2019,  an increase of $166,000 from $946,000 for the third quarter of 2019, and an increase of $255,000 from $857,000 for the fourth quarter of 2018.  The linked-quarter increase was primarily due to increased letter of credit and swap fees, offset partially by decreased gains on sales of securities and foreclosed assets. The year-over-year increase was primarily due to increased swap fees, offset partially by decreased letter of credit fees.

The following table presents the major components of noninterest income for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Income:
Customer Service Fees	$196	$184	$206	$760	$745
Net Gain (Loss) on Sales of Securities	—	58	(17)	516	(125)
Net Gain (Loss) on Sales of Foreclosed Assets	—	69	—	69	(225)
Letter of Credit Fees	394	331	482	1,184	1,296
Debit Card Interchange Fees	105	116	104	418	391
Swap Fees	255	—	—	255	—
Other Income	162	188	82	624	461
Totals	$1,112	$946	$857	$3,826	$2,543

Noninterest Expense

Noninterest expense was $10.5 million for the fourth quarter of 2019, an increase of $1.4 million from $9.1 million for the third quarter of 2019, and a decrease of $551,000 from $11.0 million for the fourth quarter of 2018. The linked-quarter increase was primarily due to increased salaries and employee benefits,  occupancy and equipment, amortization of tax credit investments and FDIC insurance assessment. The year-over-year decrease was attributed to decreased amortization of tax credit investments, offset partially by increased salaries and employee benefits.

The following table presents the major components of noninterest expense for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Expense:
Salaries and Employee Benefits	$6,235	$5,915	$5,086	$22,076	$18,620
Occupancy and Equipment	883	761	584	3,085	2,351
FDIC Insurance Assessment	165	—	240	735	915
Data Processing	161	182	145	647	470
Professional and Consulting Fees	437	414	289	1,690	1,125
Information Technology and Telecommunications	319	233	258	996	932
Marketing and Advertising	299	339	431	1,507	1,342
Intangible Asset Amortization	48	48	48	191	191
Amortization of Tax Credit Investments	1,128	530	3,278	3,225	3,293
Other Expense	814	662	681	2,780	2,323
Totals	$10,489	$9,084	$11,040	$36,932	$31,562

The Company had 160 full-time equivalent employees at December 31, 2019, compared to 158 employees at September  30, 2019, and 140 employees at December 31, 2018.  Throughout the year, the increased head count included strategic hires in deposit gathering, lending, technology, and other supportive roles.

While the recognition of tax credit investments creates volatility in the level of total noninterest expense and concurrently the efficiency ratio, it directly reduces income tax expense and the effective tax rate. The efficiency ratio, a non-GAAP financial measure, was 49.6% for the fourth quarter of 2019, compared to 45.6% for the third quarter of 2019, and 60.0% for the fourth quarter of 2018. Excluding the impact of the amortization of tax credit investments, the adjusted efficiency ratio, a non-GAAP financial measure, was  44.3% for the fourth quarter of 2019, 42.9% for the third quarter of 2019 and 42.1% for the fourth quarter of 2018.

Income Taxes

The effective combined federal and state income tax rate for the fourth quarter of 2019 was 13.9%, a decrease from 21.1% for the third quarter of 2019, and an increase from (20.2)% for the fourth quarter of 2018. The lower effective combined rate in the fourth quarter of 2019 compared to the third quarter of 2019 was primarily due to the recognition of tax credits that became eligible to be applied. Conversely, the higher effective combined rate in the fourth quarter of 2019 compared to the fourth quarter of 2018 was primarily due to fewer tax credits being recognized. The effective combined federal and state income tax rate was 18.1% for the year ended December 31, 2019, compared to 16.3% for the year ended December 31, 2018.

Balance Sheet

Total assets at December 31, 2019  were $2.27 billion, a 1.6% increase from $2.23 billion at September 30, 2019, and a  15.0% increase from $1.97 billion at December 31, 2018. The increase in total assets was primarily due to organic loan growth.

Total gross loans at December 31, 2019 were $1.91 billion, an  increase of $65.8 million, or 3.6%, over total gross loans of $1.85 billion at September 30, 2019, and an increase of $247.1 million, or 14.8%, over total gross loans of $1.66 billion at December 31, 2018.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
(dollars in thousands)
Commercial and Industrial	$276,035	$291,723	$287,804	$284,807	$260,833
Construction and Land Development	196,776	216,054	195,568	178,782	210,041
Real Estate Mortgage:
1 - 4 Family Mortgage	260,611	254,782	247,029	233,131	226,773
Multifamily	515,014	456,257	437,198	417,975	407,934
CRE Owner Occupied	66,584	71,209	68,681	66,130	64,458
CRE Nonowner Occupied	592,545	551,992	544,579	538,998	490,632
Total Real Estate Mortgage Loans	1,434,754	1,334,240	1,297,487	1,256,234	1,189,797
Consumer and Other	4,473	4,201	4,044	3,806	4,260
Total Loans, Gross	1,912,038	1,846,218	1,784,903	1,723,629	1,664,931
Allowance for Loan Losses	(22,526)	(22,124)	(21,362)	(20,607)	(20,031)
Net Deferred Loan Fees	(5,512)	(5,788)	(5,157)	(4,791)	(4,515)
Total Loans, Net	$1,884,000	$1,818,306	$1,758,384	$1,698,231	$1,640,385

Total deposits at December 31, 2019 were $1.82 billion, an increase of $21.1 million, or 1.2%, over total deposits of $1.80 billion at September 30, 2019, and an increase of $262.4 million, or 16.8%, over total deposits of $1.56 billion at December 31, 2018.  The linked-quarter decrease of $31.0 million in noninterest bearing transaction deposits was primarily due to seasonality among the Company’s title company deposit clients, which may experience higher fluctuations in their ordinary course of business.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$447,509	$478,493	$409,198	$404,937	$369,203
Interest Bearing Transaction Deposits	264,627	243,889	231,318	180,459	179,567
Savings and Money Market Deposits	516,785	470,518	456,447	434,186	402,639
Time Deposits	360,027	363,308	359,338	346,163	318,356
Brokered Deposits	234,362	246,028	242,964	277,921	291,169
Total Deposits	$1,823,310	$1,802,236	$1,699,265	$1,643,666	$1,560,934

Total shareholders’ equity at December 31, 2019 was $244.8 million, an increase of $8.7 million, or 3.7%, over total shareholders’ equity of $236.1 million at September 30, 2019, and an increase of $23.8 million, or 10.8%, over total shareholders’ equity of $221.0 million at December 31, 2018. The linked-quarter increase was due to net income retained, partially offset by a decrease in unrealized gains in the securities portfolio.  The year-over-year increase was due to net income retained and increased unrealized gains in the securities portfolio,  partially offset by stock repurchases made under the Company’s stock buyback program. There were no stock repurchases made under this program during the fourth quarter of 2019.

Tangible book value per share, a non-GAAP financial measure, was $8.33 as of December 31, 2019, an increase of 3.1% from $8.08 as of September 30, 2019, and an increase of 15.3% from $7.22 as of December 31, 2018.

Asset Quality

Asset quality metrics for the Company remained strong at December 31, 2019. Annualized net charge-offs (recoveries) as a percent of average loans for the fourth quarter of 2019 were 0.04%, compared to 0.03% for the third quarter of 2019, and (0.07)% for the fourth quarter of 2018. At December 31, 2019, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $461,000, or 0.02% of total assets, as compared to $828,000, or 0.04% of total assets at September 30, 2019, and $581,000, or 0.03% of total assets at December 31, 2018.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC. Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; the concentration of large loans to certain borrowers; the concentration of large deposits from certain customers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, acts of war or terrorism or other adverse external events; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,	September 30,	December 31,
	2019	2019	2018
	(Unaudited)	(Unaudited)
ASSETS
Cash and Cash Equivalents	$31,935	$89,619	$28,444
Bank-Owned Certificates of Deposit	2,654	2,654	3,305
Securities Available for Sale, at Fair Value	289,877	263,803	253,378
Loans, Net of Allowance for Loan Losses of $22,526 at December 31, 2019 (unaudited), $22,124 at September 30, 2019 (unaudited) and $20,031 at December 31, 2018	1,884,000	1,818,306	1,640,385
Federal Home Loan Bank (FHLB) Stock, at Cost	7,824	8,024	7,614
Premises and Equipment, Net	27,628	25,764	13,074
Accrued Interest	6,775	6,519	6,589
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	861	909	1,052
Other Assets	14,650	14,115	17,274
Total Assets	$2,268,830	$2,232,339	$1,973,741

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$447,509	$478,493	$369,203
Interest Bearing	1,375,801	1,323,743	1,191,731
Total Deposits	1,823,310	1,802,236	1,560,934
Federal Funds Purchased	—	—	18,000
Notes Payable	13,000	13,500	15,000
FHLB Advances	136,500	141,500	124,000
Subordinated Debentures, Net of Issuance Costs	24,733	24,707	24,630
Accrued Interest Payable	1,982	1,763	1,806
Other Liabilities	24,511	12,574	8,373
Total Liabilities	2,024,036	1,996,280	1,752,743

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at December 31, 2019, September 30, 2019 (unaudited) and December 31, 2018	—	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 28,973,572 at December 31, 2019 (unaudited), 28,781,162 at September 30, 2019 (unaudited) and 30,097,274 at December 31, 2018	290	288	301
Additional Paid-In Capital	112,093	111,670	126,031
Retained Earnings	127,637	119,066	96,234
Accumulated Other Comprehensive Income (Loss)	4,774	5,035	(1,568)
Total Shareholders' Equity	244,794	236,059	220,998
Total Liabilities and Shareholders' Equity	$2,268,830	$2,232,339	$1,973,741

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME
Loans, Including Fees	$25,132	$24,220	$21,978	$94,852	$78,033
Investment Securities	2,034	1,910	1,864	7,773	6,694
Other	253	442	146	1,153	499
Total Interest Income	27,419	26,572	23,988	103,778	85,226

INTEREST EXPENSE
Deposits	6,064	6,209	5,119	23,996	15,972
Notes Payable	123	127	152	501	594
FHLB Advances	897	908	559	3,407	1,718
Subordinated Debentures	393	393	401	1,556	1,568
Federal Funds Purchased	14	—	315	186	636
Total Interest Expense	7,491	7,637	6,546	29,646	20,488

NET INTEREST INCOME	19,928	18,935	17,442	74,132	64,738
Provision for Loan Losses	600	900	800	2,700	3,575

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	19,328	18,035	16,642	71,432	61,163

NONINTEREST INCOME
Customer Service Fees	196	184	206	760	745
Net Gain (Loss) on Sales of Available for Sale Securities	—	58	(17)	516	(125)
Net Gain (Loss) on Sales of Foreclosed Assets	—	69	—	69	(225)
Other Income	916	635	668	2,481	2,148
Total Noninterest Income	1,112	946	857	3,826	2,543

NONINTEREST EXPENSE
Salaries and Employee Benefits	6,235	5,915	5,086	22,076	18,620
Occupancy and Equipment	883	761	584	3,085	2,351
Other Expense	3,371	2,408	5,370	11,771	10,591
Total Noninterest Expense	10,489	9,084	11,040	36,932	31,562

INCOME BEFORE INCOME TAXES	9,951	9,897	6,459	38,326	32,144
Provision (Benefit) for Income Taxes	1,380	2,092	(1,302)	6,923	5,224
NET INCOME	$8,571	$7,805	$7,761	$31,403	$26,920

EARNINGS PER SHARE
Basic	$0.30	$0.27	$0.26	$1.07	$0.93
Diluted	0.29	0.27	0.25	1.05	0.91
Dividends Paid Per Share	—	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Selected Asset Quality Data
Loans 30-89 Days Past Due	$403	$—	$470	$387	$311
Loans 30-89 Days Past Due to Total Loans	0.02%	0.00%	0.03%	0.02%	0.02%
Nonperforming Loans	$461	$828	$555	$1,557	$581
Nonperforming Loans to Total Loans	0.02%	0.04%	0.03%	0.09%	0.03%
Foreclosed Assets	$—	$—	$1,033	$—	$—
Nonaccrual Loans to Total Loans	0.02%	0.04%	0.03%	0.09%	0.03%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.04	0.03	0.09	0.03
Nonperforming Assets (1)	$461	$828	$1,588	$1,557	$581
Nonperforming Assets to Total Assets (1)	0.02%	0.04%	0.07%	0.08%	0.03%
Allowance for Loan Losses to Total Loans	1.18	1.20	1.20	1.20	1.20
Allowance for Loans Losses to Nonperforming Loans	4,886.33	2,671.98	3,849.01	1,323.51	3,447.68
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.04	0.03	(0.04)	0.01	(0.07)

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018

Efficiency Ratio
Noninterest Expense	$10,489	$9,084	$11,040	$36,932	$31,562
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$10,441	$9,036	$10,992	$36,741	$31,371
Net Interest Income	$19,928	$18,935	$17,442	$74,132	$64,738
Noninterest Income	1,112	946	857	3,826	2,543
Less: (Gain) Loss on Sales of Securities	—	(58)	17	(516)	125
Adjusted Operating Revenue	$21,040	$19,823	$18,316	$77,442	$67,406
Efficiency Ratio	49.6%	45.6%	60.0%	47.4%	46.5%

Adjusted Efficiency Ratio
Noninterest Expense	$10,489	$9,084	$11,040	$36,932	$31,562
Less: Amortization of Tax Credit Investments	(1,128)	(530)	(3,278)	(3,225)	(3,293)
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(191)	(191)
Adjusted Noninterest Expense	$9,313	$8,506	$7,714	$33,516	$28,078
Net Interest Income	$19,928	$18,935	$17,442	$74,132	$64,738
Noninterest Income	1,112	946	857	3,826	2,543
Less: (Gain) Loss on Sales of Securities	—	(58)	17	(516)	125
Adjusted Operating Revenue	$21,040	$19,823	$18,316	$77,442	$67,406
Adjusted Efficiency Ratio	44.3%	42.9%	42.1%	43.3%	41.7%

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
(dollars in thousands, except share data)
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$244,794	$236,059	$220,998
Less: Intangible Assets	(3,487)	(3,535)	(3,678)
Tangible Common Equity	241,307	232,524	217,320
Total Assets	2,268,830	2,232,339	1,973,741
Less: Intangible Assets	(3,487)	(3,535)	(3,678)
Tangible Assets	$2,265,343	$2,228,804	$1,970,063
Tangible Common Equity/Tangible Assets	10.65%	10.43%	11.03%

Tangible Book Value Per Share
Book Value Per Common Share	$8.45	$8.20	$7.34
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$8.33	$8.08	$7.22

Average Tangible Common Equity
Average Common Equity	$240,188	$232,590	$215,254	$232,539	$194,083
Less: Effects of Average Intangible Assets	(3,510)	(3,558)	(3,701)	(3,582)	(3,772)
Average Tangible Common Equity	$236,678	$229,032	$211,553	$228,957	$190,311

Bridgewater Bancshares, Inc. and Subsidiaries

Analysis of Average Balances, Yields and Rates (year-to-date)

(dollars in thousands, except per share data) (unaudited)

	December 31, 2019			December 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$46,366	$755	1.63%	$22,962	$250	1.09%
Investment Securities:
Taxable Investment Securities	149,967	4,354	2.90	129,486	2,878	2.22
Tax-Exempt Investment Securities (1)	101,012	4,327	4.28	116,557	4,830	4.14
Total Investment Securities	250,979	8,681	3.46	246,043	7,708	3.13
Loans (2)	1,785,937	94,852	5.31	1,491,166	78,033	5.23
Federal Home Loan Bank Stock	7,916	398	5.03	6,321	249	3.94
Total Interest Earning Assets	2,091,198	104,686	5.01%	1,766,492	86,240	4.88%
Noninterest Earning Assets	23,013			11,100
Total Assets	$2,114,211			$1,777,592
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	223,376	1,634	0.73%	177,335	635	0.36%
Savings and Money Market Deposits	447,040	7,747	1.73	381,318	4,681	1.23
Time Deposits	349,148	8,379	2.40	300,021	5,731	1.91
Brokered Deposits	261,023	6,236	2.39	232,022	4,924	2.12
Federal Funds Purchased	7,433	186	2.50	29,671	637	2.15
Notes Payable	13,750	501	3.64	15,750	594	3.77
FHLB Advances	133,968	3,407	2.54	82,562	1,718	2.08
Subordinated Debentures	24,686	1,556	6.30	24,582	1,568	6.38
Total Interest Bearing Liabilities	1,460,424	29,646	2.03%	1,243,261	20,488	1.65%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	414,377			330,898
Other Noninterest Bearing Liabilities	6,871			9,350
Total Noninterest Bearing Liabilities	421,248			340,248
Shareholders' Equity	232,539			194,083
Total Liabilities and Shareholders' Equity	$2,114,211			$1,777,592
Net Interest Income / Interest Rate Spread		75,040	2.98%		65,752	3.23%
Net Interest Margin (3)			3.59%			3.72%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(908)			(1,014)
Net Interest Income		$74,132			$64,738

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.